UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 30, 2013, we entered into a common stock purchase agreement (the “Purchase Agreement”) with various investors relating to the sale of 662,003 shares (“Shares”) of our common stock, par value $0.01 per share, at a price per share of $5.31.  We sold the Shares pursuant to a registration statement on Form S-3 (File No. 333-185448) and a related prospectus supplement.

We received net proceeds from the offering of approximately $3.5 million, after deducting estimated expenses. On May 31, 2013, we used $2 million of the funds to make a principal payment under our loan agreement with Deerpath Funding, LP.  We plan to use the balance of the net proceeds for general corporate purposes, which may include repayment of additional outstanding debt.

Some of our directors and entities affiliated with our directors participated in the offering:

•	Patrick Goepel, one of our directors and our Chief Executive Officer, purchased 37,664 shares of common stock in the offering.

•	Matt Behrent, one of our directors, purchased 7,532 shares of common stock in the offering.

•	J. Randall Waterfield, one of our directors, purchased 94,161 shares of common stock in the offering.

•	David Sandberg, our Chairman, purchased, directly or through his affiliated entities, 94,161 shares of common stock in the offering.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference in its entirety.

Item 8.01  Other Events

In December 2012, we demanded a purchase price adjustment from PeopleCube Holding B.V. and Meeting Maker Holding B.V., the sellers of the capital stock of Meeting Maker – United States, Inc. (dba PeopleCube) that we purchased in July 2012, based on matters we discovered after closing.  After we made our demand, the sellers filed a complaint against us in Suffolk County, Massachusetts (File No. SUCV2013-0880-BLS1) seeking an order declaring that we waived the right to obtain a purchase price reduction.  The sellers allege that we did not comply with the certain provisions in the purchase agreement.  We maintain that we did comply with the purchase price adjustment provisions and are vigorously defending against the sellers’ claim.  We also have our own lawsuit pending in federal court in Austin, Texas seeking an order for the sellers to comply with the purchase agreement purchase price adjustment provisions.

In May 2013, the sellers amended their original complaint to allege misrepresentations and omissions by us in connection with the purchase transaction.  The sellers seek an unspecified amount of damages and the trebling of such damages once calculated.  We believe these claims for damages are without merit and are defending against them vigorously.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

5.1	Opinion of Messerli & Kramer P.A.
10.1 23.1	Form of Common Stock Purchase Agreement Consent of Messerli & Kramer P.A. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                ASURE SOFTWARE, INC.

Dated: June 5, 2013                             By       /s/ Jennifer Crow
Jennifer Crow, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.            Description
5.1	Opinion of Messerli & Kramer P.A.
10.1 23.1	Form of Common Stock Purchase Agreement Consent of Messerli & Kramer P.A. (included as part of Exhibit 5.1)